EXHIBIT 10.2

AMENDMENT NO. 6
TO THE
AMENDED AND RESTATED ADVISORY AGREEMENT

This Amendment No. 6 to the Amended and Restated Advisory Agreement (this “Amendment”) is made and entered into as of June 11, 2014, by and among Steadfast Income REIT, Inc., a Maryland corporation (the “Company”), Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Steadfast Income Advisor, LLC, a Delaware limited liability company (the “Advisor”). The Company, the Operating Partnership and the Advisor are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meaning set forth in the Advisory Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Parties previously entered into that certain Amended and Restated Advisory Agreement, dated and effective as of May 4, 2010 (as amended to date, the “Advisory Agreement”), which provided for, among other matters, the management of the Company’s and the Operating Partnership’s day-to-day activities by the Advisor and, in certain instances, the deferral of the payment of fees by the Company to the Advisor (the “Deferred Fees”);

WHEREAS, on May 14, 2013, the Parties entered into Amendment No. 4 to the Advisory Agreement (“Amendment No. 4”) to revise the conditions of the payment of the Deferred Fees;

WHEREAS, on December 20, 2013, the Company closed its initial public offering having raised approximately $745 million in gross offering proceeds (including shares issued pursuant to the Company’s distribution reinvestment plan);

WHEREAS, in consideration of the Advisor and its affiliates’ assistance in consummating the Company’s initial public offering, the board of directors of the Company has determined that it is advisable to pay the Deferred Fees to Advisor in the form of restricted stock of the Company on the terms and conditions set forth in that certain Restricted Stock Agreement by and between the Company and Advisor and to amend the Advisory Agreement to delete in its entirety Section 24 (Deferral of Fees by the Advisor) of the Advisory Agreement; and

WHEREAS, the Parties now desire to amend the Advisory Agreement to delete Section 24 (Deferral of Fees by the Advisor) of the Advisory Agreement and make conforming changes in Section 1 (Definitions) of the Advisory Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENT

In order to give effect to the Parties’ agreement to amend the Advisory Agreement as set forth above, the Advisory Agreement is hereby amended as follows:

Section 1.1    Amendment to Section 24. Section 24 of the Advisory Agreement (as amended by Amendment No. 4) is hereby deleted in its entirety and replaced with the following:

“Section 24.    RESERVED.”

Section 1.2    Amendment to Section 1. Section 1 of the Advisory Agreement is hereby amended to delete the following definitions: “Deferred Fees,” Commencement Date,” “Deferral Period” and “Adjusted Funds From Operations.”

ARTICLE II

MISCELLANEOUS

Section 2.1    Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.

Section 2.2    Counterparts. The Parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

Section 2.3    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

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Advisory Agreement Amendment 6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

STEADFAST INCOME REIT, INC.

By:	/s/ Ella S. Neyland
Name:	Ella S. Neyland
Title:	President

STEADFAST INCOME REIT OPERATING PARTNERSHIP, L.P.

By:	STEADFAST INCOME REIT, INC.,
its general partner

By:	/s/ Ella S. Neyland
Name:	Ella S. Neyland
Title:	President

STEADFAST INCOME ADVISOR, LLC

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Title:	Secretary

Advisory Agreement Amendment 6